SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934


                         Date of Report: March 23, 2001

                                  MAGICINC.COM
        (Exact name of small business issuer as specified in its charter)

                                    000-29921
                             Commission file number

                  Delaware                                65-0494581
         (State of incorporation)           (IRS Employer Identification Number)

                            530 North Federal Highway
                         Fort Lauderdale, Florida 33301
                     (Address of principal executive office)

                                 (954) 764-0579
                           (Issuer's telephone number)

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Item 5. Other Events.

         On March 23, 2001, the board of directors, pursuant to authority vested in it by Article Fourth of the Corporation's certificate of incorporation, of the total authorized number of 20,000,000 shares of open stock, par value $.0001 per share, designated a series of 3,076,923 shares to be issued in and constitute a series to be known as "Series A Preferred Stock." Each share of this series of preferred stock is convertible into one share of common stock and is identical to the common stock except for voting powers. Each share of the Series A Preferred entitles the holder to four votes per share.

         Also on March 23, 2001, the board of directors issued to Gordon Scott Venters, the Company's president and chief executive officer, all 3,076,923 shares of the Series A Preferred Stock in exchange for the elimination of $200,000 of debt owed to Mr. Venters. The issuance was made in reliance on
Section 4(2) of the Securities Act of 1933 and Mr. Venters represented to the Company that the securities were being acquired for investment purposes. The shares of preferred stock were valued at $0.065 per share which represents the average price of the common stock on March 22, 2001.

         Mr. Gordon Scott Venters, although present at the board meeting, took no part in the vote upon the resolutions regarding the designation and issuance of the Series A Preferred Stock.

       Exhibit

         10.12 Certificate of Designations, Preferences and Rights of Series A Preferred Stock


                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       MAGICINC.COM

April 5, 2001                          By: /s/ Gordon Scott Venters
                                           ------------------------
                                           Gordon Scott Venters
                                           President and Chief Executive Officer

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